FIRST AMENDMENTTO INVOICE PURCHASE AGREEMENT

This is an amendment to the Invoice Purchase Agreement between LSQ Funding Group, L.C., (the “Purchaser”), and Marrone Bio Innovations, Inc., a Delaware corporation (the “Seller”) dated as of June 30, 2018 (the “First Amendment”).

PRELIMINARY STATEMENTS:

A.       The First Amendment is an amendment to that certain In voice Purchase Agreement dated March 20, 2017 by and between the Purchaser and Seller (the “Agreement”), which Agreement, where not inconsistent with this First Amendment, is incorporated herein and made a part hereof without being set forth at length herein.

B.       The parties desire to modify certain terms and conditions of the Agreement, which the parties are willing to do in further consideration of the mutual promises contained herein.

NOW, THEREFORE, in consideration of the promises and the mutual covenants contained in this First Amendment, Purchaser and Seller agree as follows:

1.	Section 1.1 of the Agreement, the “Advance Rate,” is hereby amended, in part, to increase the rate from 80% to 85%, effective immediately. The rate for international Accounts is 60%, effective immediately. All other terms of Section 1.1, with the exception of this amendment, remain as originally written.

2.	Section 1.13 of the Agreement, the “Funds Usage Fee,” is hereby amended, in part, to reduce the rate from 0.035% to 0.020%, effective immediately. All other terms of Section 1.13, with the exception of this amendment, remain as originally written.

3.	Section 1.15 of the Agreement, the “Invoice Purchase Fee,” is hereby amended, in part, to reduce for a rate from 1.00% to 0.40%, effective immediately. The rate for international Accounts is 1.00%, effective immediately. All other terms of Section 1.15, with the exception of this amendment, remain as originally written.

4.	Section 21 of the Agreement, the “Term and Termination Date,” is hereby amended, in part, to provide that the next date for termination of the Agreement is June 30, 2019. Thereafter, the Agreement will renew automatically on an annual basis unless terminated pursuant to its terms. All other terms of Section 21, with the exception of this amendment, remain as originally written.

5.	Except as modified herein, all terms and conditions of the Agreement, taken together with this First Amendment, shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this First Amendment to the Agreement as of the day and year first above written.

Marrone Bio Innovations, Inc.		LSQ Funding Group, L.C.

By:	/s/ James B. Boyd	By:	/s/ William Samuelson
Name:	James B. Boyd		William Samuelson
Title:	President & CFO		EVP of Operations